                                                                   EXHIBIT 10.52

                                  CONFIDENTIAL

                  MOBILE WIMAX NETWORK COLLABORATION AGREEMENT

     THIS MOBILE WIMAX NETWORK COLLABORATION AGREEMENT (this "Agreement") is made and entered into as of this 28th day of June, 2006 ("Execution Date") by and between Intel Corporation, a Delaware corporation ("Intel"), and Clearwire Corporation ("Clearwire"). Each of Clearwire and Intel is referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. The Parties desire to establish a strategic relationship through which Clearwire will develop and deploy a Mobile WiMAX Network in the United States, and Intel will develop and market certain integrated circuits, modules and other platforms as more clearly defined below to enable OEMs to further develop and sell end user devices for use on the Clearwire Mobile WiMAX Network. Through the strategic relationship, the Parties also plan to enable the delivery of broadband access and additional value added services targeted at Mobile Computing Devices, on the terms and conditions hereinafter set forth.

     B. The Parties are entering into this Agreement with the objective of accelerating deployment and adoption of WiMAX products and networking services in the United States by proactively building a Mobile WiMAX Network that will provide leading edge wireless broadband access for customers using WiMAX products, transitioning existing Expedience based networks to Mobile WiMAX Networks and providing appropriate incentives to OEMs that manufacturer Mobile Computing Devices to incorporate WiMAX technology as soon as it is appropriate to do so as more clearly described below.

     C. The Parties are entering into this Agreement with the understanding that the respective commitments of the Parties regarding Mobile WiMAX Network deployment, product development, intellectual property framework, co-marketing efforts and other collaborative activities envisioned herein are predicated on the other Party meeting its commitments hereunder for such Mobile WiMAX Network deployment, product development, intellectual property framework and marketing efforts.

     D. Intel Pacific Inc., an affiliate of Intel, and Clearwire have entered into that certain Stock Purchase Agreement dated June 27, 2006 (the "Investment Agreement") pursuant to which Intel is making a significant investment in Clearwire Corporation, subject to certain conditions to Closing (as that term is defined in the Investment Agreement) which investment is integral to the relationship established pursuant to the terms hereinafter set forth.

1.   DEFINITIONS.

     1.1 "ACCESS" means the establishment of wireless internet connectivity between a client device and the Clearwire Network over licensed spectrum.

     1.2 "ACCESS FEE" shall have meaning set forth in Section 5.2.3.

     1.3 "ACCESS REVENUES" means end user access revenue [***]

[* * * Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended]


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                                  CONFIDENTIAL

     [***]

     1.4 "ACTIVATION FEE" shall have the meaning set forth in Section 5.2.1.

     1.5 [***]


     1.6 [***]

     1.7 "BACKGROUND IP" means all Intellectual Property and Patents belonging to or controlled by either Party, (i) developed, conceived, obtained or acquired prior to the Effective Date of this Agreement or (ii) developed, conceived, obtained or acquired independently of this Agreement or not in furtherance of any work pursuant to the Prior Agreement or this Agreement.

     1.8 "BASE SUBSCRIBER LEVEL" means the number of Subscribers using Intel Mobile Computing Devices in a given period as shown in the table in Part 3 of Exhibit A.

     1.9 "CLEARWIRE DEVELOPMENTAL SOFTWARE" means Clearwire's developmental software comprised of appropriate modules required by Intel to support the development, test and validation of Clearwire systems based on Intel Silicon.

     1.10 "CLEARWIRE FIELD OF USE" means the deployment of broadband wireless access systems and the marketing, sale and distribution of Clearwire Products.

     1.11 "CLEARWIRE INVENTIONS" means those Inventions that are either (i) made solely by employees of Clearwire while engaged in work pursuant to this Agreement, (ii) Derivatives of copyrights or Patents owned or licensed by Clearwire, or (iii) developed jointly by employees of Clearwire and Intel while engaged in work pursuant to this Agreement and are physically integrated into a Clearwire Product.

     1.12 "CLEARWIRE NETWORK" means Clearwire's implementation of a Mobile WiMAX Network that is owned, controlled or managed by Clearwire. For the avoidance of doubt the term "Clearwire Network" shall not include roaming arrangements.

     1.13 "CLEARWIRE PRODUCTS" means the following products manufactured by or for Clearwire: Base station equipment and customer premise equipment based on Intel Silicon operating in the 2.5GHz, 3.5GHz and 5.8GHz frequency bands or other frequency bands, and that comply with the Solution Specifications of the IEEE 802.16e Standard.

     1.14 "CLEARWIRE RESELLER" means any third party re-seller of the Clearwire Network services.




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                                  CONFIDENTIAL

     1.15 "CMA" means cellular market area as that term is customarily defined in the industry.

     1.16 "CO-BRANDED SERVICE OFFERING" means a Mobile WiMAX Network service [***]. For the avoidance of doubt,Co-Branded service offering does not include a service offering that is marketed with a standard Intel technology brand or Intel platform brand such as Intel(R) Centrino.

     1.17 "DERIVATIVE" means (i) for material subject to copyright protection, any work that is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, or (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination.

     1.18 "DUAL MODE DEVICE(S)" means broadband wireless residential gateway modems designed to operate on a Mobile WiMAX Network and on a broadband wireless network based on Expedience technology and that will primarily operate in the
2.5 GHz and 3.5 GHz spectrum bands, or such other bands as dictated by business needs.

     1.19 "EFFECTIVE DATE" means the date of Closing (as that term is defined in the Investment Agreement).

     1.20 "EXPEDIENCE" means the NextNet proprietary non-line of sight broadband wireless technology.

     1.21 "INTEL ARCHITECTURE" means microprocessors developed and sold by Intel based on the X86 instruction set or its successors.

     1.22 "INTEL DEVELOPMENTAL SOFTWARE" means Intel's developmental software comprised of appropriate modules used by Clearwire to support the operation of Intel Silicon based Clearwire systems.

     1.23 "INTEL FIELD OF USE" means the marketing, sales and distribution of Intel Silicon and related technologies to be utilized in connection with WiMAX.

     1.24 "INTEL INVENTIONS" means those Inventions that are either (i) made solely by employees of Intel while engaged in work pursuant to this Agreement, or (ii) Derivatives of copyrights or Patents owned or licensed by Intel or (iii) developed jointly by employees of Clearwire and Intel while engaged in work pursuant to this Agreement or the Prior Agreement and are physically integrated into Intel Silicon.

     1.25 "INTEL SILICON" means Intel IEEE 802.16e-2005 standards based integrated circuits including medium access control/baseband and transceivers.

     1.26 "INTEL MOBILE COMPUTING DEVICE" means a battery operated mobile or portable computing device containing Intel Architecture.




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                                  CONFIDENTIAL

     1.27 "GOVERNMENTAL AUTHORITY" means any foreign, federal, national, supranational, international, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency, board, commission, entity or instrumentality or any court, tribunal, or judicial or arbitral body.

     1.28 "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     1.29 "GSA" means geographic service area.

     1.30 "INITIAL SERVICE LAUNCH" means that period of time when there are [***] POPs Covered and the Integrated Service is commercially available in conjunction with the availability of a WiMAX-enabled Intel Mobile Computing Device.

     1.31 "INTEGRATED SERVICE" means the Intel and Clearwire Co-Branded Service Offering as developed by the Parties as contemplated in this Agreement.

     1.32 "INTELLECTUAL PROPERTY" means any and all intellectual property rights related to the Technology and Inventions, including all of the following and all rights in, arising out of, or associated therewith: (i) procedures, designs, inventions, and discoveries; (ii) works of authorship, copyrights and other rights in works of authorship; (iii) mask work rights; and (iv) know-how, show-how and trade secrets on a world wide basis, but excluding all Patents issued or issuable thereon, and all trademarks, trade names, or other forms of corporate or product identification.

     1.33 "INVENTIONS" means any software, hardware, systems, material, works, information, discoveries, inventions, processes, data or products, including Derivatives, that are (i) copyrightable, patentable or subject to trade secret protection, and (ii) created by Intel or Clearwire in the performance of this Agreement or the Prior Agreement. Inventions are Clearwire Inventions, Intel Inventions or Joint Inventions.

     1.34 "INVESTMENT AGREEMENT" means the Stock Purchase Agreement between Intel Pacific Inc. and Clearwire Corporation, dated as of the Execution Date.

     1.35 "IOT" means interoperability testing.

     1.36 "JOINT INVENTIONS" means those inventions that were Joint Inventions under the Prior Agreement or made with joint inventive contributions by employees of Clearwire and Intel while performing work pursuant to this Agreement that are not Intel Inventions and not Clearwire Inventions.

     1.37 "LAW" means any foreign, federal, national, supranational, international, state, provincial, municipal, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

     1.38 "MOBILE WIMAX NETWORK" means a broadband wireless network based on the IEEE 802.16e-2005 standard.




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                                  CONFIDENTIAL

     1.39 "NATIONWIDE SERVICE LAUNCH" occurs when there are [***] POPS Covered and commercial services are available to Subscribers on the Clearwire Network.

     1.40 "NETWORK DEPLOYMENT SCHEDULE" means the Network Deployment Plan and Schedule set forth in Part 1 of Exhibit A attached hereto.

     1.41 "NEXTNET" means NextNet Wireless, Inc.

     1.42 "OEMS" means original equipment manufacturers.

     1.43 "PARTIES" means Intel and Clearwire.

     1.44 "PATENTS" means all classes or types of patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world.

     1.45 "PERFORMANCE NOTEBOOK" means a Intel Mobile Computing Device that has WiFi capability and is branded or marketed by Intel as high performance (i.e. Intel(R) Centrino(R), Centrino-Duo(R), or any equivalent or successor brands), and is part of the general industry defined notebook personal computer market segment.

     1.46 "POPS" means population in a particular geographic area.

     1.47 "POPS COVERED" means natural persons who reside within the geographic area in which Clearwire Network services are available and who can access the Clearwire Network for a standard level of service, based on census data.

     1.48 "PRIOR AGREEMENT" means the Joint Development Agreement between Intel and Clearwire Corporation, dated October 23,2004.

     1.49 "SUBSCRIBER" means a subscriber to the mobile services offering made available through the Clearwire Network.

     1.50 "SUBSIDIARY" means any corporation, partnership or other entity, now or hereafter existing, (i) more than percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a Party hereto, or
(ii) that does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such entity is directly or indirectly owned or controlled by a Party hereto.

     1.51 "TECHNICAL PERFORMANCE CRITERIA DOCUMENT" is the document that is attached as Exhibit B.

     1.52 "TECHNOLOGY" means all information other than Inventions relating to or developed while performing the functions described in any statement of work into which the Parties enter in connection with this Agreement and during distribution of semiconductor silicon products and technologies to be utilized in systems deployed in IEEE802.16e-2005 / WiMAX networks.




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                                  CONFIDENTIAL

     1.53 "TIER 1 DEPLOYMENT" means a deployment by Clearwire of any broadband wireless network in any of the largest 50 CMAs by population.

     1.54 "VALUE ADDED SERVICES" means those services provided by Clearwire as part of the Clearwire Service other than Access or those services offered as part of the Integrated Service

     1.55 "WIMAX FORUM WAVE 1 CERTIFIED" means the definition as used by the WiMAX Forum.

     1.56 "WIMAX FORUM WAVE 2 CERTIFIED" means the definition as used by the WiMAX Forum.

2.   DEVELOPMENT COLLABORATION.

     2.1 [***] Clearwire and Intel will work together to determine the [***]. Clearwire will develop or have developed a [***]. If Clearwire decides to develop a [***] Clearwire and Intel will work together, and will use commercially reasonable efforts to obtain NextNet's participation, to develop [***]

     2.2 EQUIPMENT AND DEVICES FOR MOBILE SERVICES.

          2.2.1 Promptly after the Effective Date, Clearwire will begin a process to select infrastructure equipment vendor(s) to support the deployment of the Clearwire Networks in accordance with the Network Deployment Schedule.

          2.2.2 Intel will develop and offer to OEMs WiMAX enabled Intel Mobile Computing Devices. Beginning in the [***] Intel will conduct IOT on a Clearwire Network with the infrastructure vendors chosen by Clearwire to ensure client device and infrastructure equipment interoperability.

          2.2.3 Intel will work with OEMs and original design manufacturers to help ensure the availability of client devices (including Intel Mobile Computing Devices) for Mobile WiMAX Networks from multiple vendors.

          2.2.4 The Parties will collaborate on [***]. The objective of these collaborations is to




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                                  CONFIDENTIAL

help improve Mobile WiMAX Network performance, drive network and subscriber device interoperability and enable worldwide roaming.

          2.2.5 The Parties will meet on an as needed basis to review and manage the multiple areas of collaboration outlined herein.

3.   MOBILE WIMAX NETWORK AND EQUIPMENT DEPLOYMENT.

     3.1 MOBILE WIMAX NETWORK DEPLOYMENT. In consideration for the significant efforts and expenditures anticipated to enable customers to use a leading edge Mobile WiMAX Network on which they will use WiMAX enabled products and related services, and subject to applicable Law, Clearwire agrees to perform the following activities:

          3.1.1 Clearwire will use commercially reasonable efforts to deploy the Clearwire Network and offer the Integrated Services as contemplated herein pursuant to the Network Deployment Schedule specified in Exhibit A hereto. After the time that the performance criteria specified in the Technical Performance Criteria Document specified in Exhibit B hereto have all been met, and until such time as Clearwire has achieved [***] million POPs Covered in the United States, Clearwire will not commercially deploy any wireless broadband or data networks other than a Mobile WiMAX Network [***]. The Parties understand and agree that once the [***] million POPs Coverage has been met, Clearwire is free to deploy other networks.

          3.1.2 Clearwire agrees that any new Tier 1 Deployment by Clearwire (other than those listed in Exhibit C attached hereto - which Exhibit may be modified by Clearwire with Intel's prior written approval) will be Mobile WiMAX Networks, provided that Clearwire may deploy Expedience-based networks as follows (A) [***] within the [***] and (B) [***] in [***]. The foregoing limitations with respect to Expedience based networks will be modified by mutual agreement of the Parties in the event that the performance criteria specified in the Technical Performance Criteria Document attached hereto as Exhibit B are not achieved by the milestone completion date specified in the Network Deployment Schedule, and each Party agrees to act in a commercially reasonable manner in negotiating such modification.

          3.1.3 Clearwire will use commercially reasonable efforts to [***]

          3.1.4 Clearwire will use commercially reasonable efforts to transition existing Expedience-based networks to Clearwire Networks in accordance with the Technical Performance Criteria Document.

     3.2 [***]:

          3.2.1 for a period of [***] years from the Effective Date for Intel Mobile Computing Devices, but only so long as (a) Intel Mobile Computing Devices are commercially available from Clearwire's primary, vendor and at least one additional OEM from the following list:

[***]




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                                  CONFIDENTIAL

[***] and (b) the solutions are cost competitive as compared to similar solutions available for Mobile WiMAX Networks; and

          3.2.2 for the [***] of residential gateway modems that operate solely in 802.16e-2005 mode [***] deployed by Clearwire (it being understood that, for the purposes of this paragraph, a product generation includes all devices designed for a given wave of the certification as defined by the WiMAX Forum), but only if (a) such solutions are commercially available from Clearwire's primary vendor or an alternative vendor in the event Clearwire's primary vendor does not have a commercially available solution available at the time of device design selection, and (b) the solutions are cost competitive as compared to similar solutions available for Mobile WiMAX Networks. [***]

          3.2.3 In the event that [***] Clearwire will provide Intel with a written explanation as to the specific issues which precluded [***], in such a way that does not breach confidentiality terms (if any) between Clearwire and any potential vendor, and will give Intel a reasonable time period to address such issues prior to [***].

     3.3 NETWORK DEPLOYMENTS OUTSIDE OF THE UNITED STATES. Clearwire will use commercially reasonable efforts to deploy Mobile WiMAX Networks for all new wireless broadband network deployments outside of the United States on or after [***], provided that the key milestones for deployments in the United States, as defined in the Network Deployment Schedule, have been met. Notwithstanding the foregoing, from and after the time that the performance criteria specified in the Technical Performance Criteria Document have all been met, Clearwire will use commercially reasonable efforts to deploy Mobile WiMAX Networks for all new wireless broadband network deployments outside the United States.

     3.4 QUARTERLY MEETINGS. Senior management of the Parties will agree to meet, beginning Q4'06, and continuing on at least a quarterly basis for the duration of this Agreement, to review the current information regarding spectrum acquisition, Clearwire Network deployment status and milestones, client device availability, [***] and POPs Covered data. The prior quarter's [***] and POPs Coved data will be provided in writing to the other Party prior to the quarterly meeting or within (60) days from the end of each fiscal quarter. Such data will be certified by an officer of the disclosing Party prior to the disclosure of such data to the other Party as specified in this Section. The information disclosed shall be considered the confidential information of the disclosing Party.

     3.5 LIQUIDATED DAMAGES. The Parties agree that it is difficult to estimate the amount of damages that Intel may suffer by reason of a failure by Clearwire to deploy Mobile WiMAX Networks in accordance with its obligations under Section
3.1 and the other terms of this




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Agreement and that Parties have agreed that, in the event of such failure by
Clearwire, Intel shall be entitled to receive from Clearwire as liquidated damages, and not as a penalty, the sum of [***] U.S. dollars [***].

4.   MARKETING FOR MOBILE SERVICES.

     4.1 COMMITMENT OF MARKETING DOLLARS.

          4.1.1 Subject to the provisions of this Section 4; Intel expects to spend a total of [***] for marketing [***] for WiMAX enabled devices enabled to work on the Clearwire Network ("Marketing Funds"). Intel commits to spend (i) $[***] of the Marketing Funds upon successful completion of Milestone #6 in
Section 1 of Exhibit A (Network Deployment Plan) and (ii) an additional $[***]; provided Clearwire has successfully achieved [***] million POPs Covered. Upon successful completion of both (i) and (ii) of the foregoing sentence and unless otherwise agreed to by the Parties, Intel will spend the entirety of such Marketing Funds within [***] after Clearwire reaches [***] million POPs Covered.

          4.1.2 The purpose of these Marketing Funds is to increase Subscribers to the Integrated Service Offering, increase demand for Intel Mobile Computing Devices enabled to work on the Clearwire Network and to reduce Clearwire's expenses associated with acquiring Subscribers. As the Clearwire Mobile Network is deployed per the Network Deployment Schedule specified in Exhibit A hereto and as the Integrated Service Offering is made available to prospective Subscribers, Intel will spend the committed Marketing Funds, or portion thereof, pursuant to Section 4.1.1 above in a manner and on a schedule that it reasonably believes is likely to accomplish the foregoing purposes, taking into account the need to balance the importance of creating early brand awareness and customer growth with the greater effectiveness of marketing when the Clearwire Network is more fully developed.

          4.1.3 The marketing activities to be funded by Intel using such Marketing Funds may include, but not be limited to, [***] Intel will retain sole discretion over how the marketing funds are used for specific activities identified herein.

     4.2 INTENTIONALLY BLANK

     4.3 MARKETING PLAN. In addition to the marketing activities specified in
Section 4.1 above, Intel and Clearwire will develop a mutually agreed upon multi-year co-marketing plan to promote the adoption of Clearwire Network based mobile services using Intel Architecture based devices, including but not limited to: [***]. Each Party will make in kind resource contributions and equally share in any external costs related to the co-marketing efforts.

     4.4 CONTROL OVER BRANDING AND MARKS. Except as otherwise expressly agreed to in writing by the Parties in connection with the branding or co-branding arrangements contemplated




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under this Agreement, (a) each Party will retain sole discretion over the use of their respective brands, trade names, trademarks and service marks, and (b) neither Party will use the other Party's brands, trade names, trademarks or service marks.

5.   MOBILE SERVICES COLLABORATION.

     5.1 COLLABORATION ON INTEGRATED SERVICE. Subject to applicable Law, the Parties will collaborate on the definition and roadmap for the Integrated Service for Intel Mobile Computing Devices to be delivered over the Clearwire Network. The structure of this joint, Integrated Service offering is as follows.

          5.1.1 Except for the obligations of Intel as expressly stated in this Agreement, Clearwire will be responsible for all service and support requirements necessary to provide the Integrated Service offering.

          5.1.2 The scope and terms of the Integrated Service offering will be mutually agreed upon by the Parties.

          5.1.3 [***].

          5.1.4 Clearwire will make themselves available to discuss Integrated Services and the plans for the Clearwire Network with the OEMs that manufacture Intel Mobile Computing Devices beginning [***].

     5.2 FEES. Clearwire will pay Intel the following fees:

          5.2.1 Clearwire will pay Intel [***] for each new subscriber addition using a Intel Mobile Computing Device that is activated on the Clearwire Network after Clearwire has successfully achieved Nationwide Service Launch, [***] Clearwire's obligation to pay Intel the Activation Fee will commence upon Clearwire successfully achieving the Nationwide Service Launch and will continue for a period of time equal to [***].

          5.2.2 Subject to applicable Law, Clearwire agrees to pay the distribution channel, including OEMs and retailers, marketing fees sufficient to incentivize them to promote activation of the Integrated Services at a level such that such fees, in the aggregate, are equal to the lesser of [***] or an amount equal to [***].

          5.2.3 Clearwire will pay to Intel [***] of the Access Revenue hereafter received by Clearwire, its Subsidiaries or affiliates ("Access Fee").



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          5.2.4 The Activation Fee and the Access Fee will be payable on a quarterly basis within fifteen (15) days after completion of Clearwire's financial statements for the applicable quarter. Clearwire shall wire transfer the full amount of the Activation Fees and the Access Fees due with respect to such quarter to an account specified by Intel. Simultaneously with paying the Activation Fees and the Access Fees each quarter, Clearwire shall submit a report, in a form reasonably acceptable to Intel, which shall be certified by an authorized representative of Clearwire and which will state the number of new Subscriber additions using a Intel Mobile Computing Device activated on the Clearwire Network during such quarter, the Access Revenue earned by Clearwire or its affiliates during such quarter and set forth therein a calculation of the Activation Fees and the Access Fees payable to Clearwire with respect thereto. In all cases, the Access Revenues employed in the computation of Access Fees shall be genuine and accurate. Clearwire covenants not to engage in manipulative transfer pricing or any other means to avoid the intended application of this Section. Reports shall be sent to the following: Intel Post Contract Management
- M/S JF3-149,2111 N.E. 25th Avenue, Hillsboro, Oregon 97124.

          5.2.5 [***]

          5.2.6 Intel will retain the rights to work with other service providers to offer similar services.

     5.3 [***]

     5.4 [***]

          5.4.1 For a period of [***] from Nationwide Service Launch, [***] provided (a) that this obligation shall not apply to [***]; and (b) an appropriate feasible technical solution is identified to support the obligations of this provision. The Parties will define an appropriate feasible technical solution and Clearwire will not unreasonably withhold its consent and implementation to the solution proposed.




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          5.4.2 For the Integrated Services as mutually defined and developed by the Parties as contemplated herein, [***]. This section survives any termination of the Agreement for so long as such Integrated Service is being offered by the Parties.

          5.4.3 For a period of [***] from Nationwide Service Launch, Clearwire agrees to [***]

     5.5 VALUE ADDED SERVICES. The Parties will investigate the development and deployment of Value Added Services over the Clearwire Network that utilizes current and future features of Intel Mobile Computing Devices. The Parties acknowledge that third parties may become involved in these development efforts. For each new Value Added Service offered by Clearwire on the Clearwire Network, Clearwire shall provide Intel with the option to include such Value Added Service as part of the Integrated Service on terms and conditions no less favorable than Clearwire offers to any third party.

     5.6 PRIOR AGREEMENT. Except as set forth in this Agreement, the Joint Development and Collaboration Agreement between the Parties dated October 13, 2004 (the "Prior Agreement") is terminated as of the Effective Date of this Agreement. Each Party releases the other Party and its Affiliates from any liability or obligations arising under such Agreement, and each Party waives all claims relating to, the Prior Agreement.

     5.7 AUDIT RIGHTS.

          5.7.1 Clearwire agrees to make and to maintain until the expiration of [***] after the last payment under this Agreement is due, sufficient books, records and accounts regarding activation of Subscribers on the Clearwire Network, activation of any Intel Mobile Computing Devices, Access Revenue, Clearwire's compliance with the WiMAX spending commitment contained in the "Use of Proceeds" section of the Investment Agreement or other information that is relevant to Clearwire's payment and revenue share obligations hereunder and the WiMAX spending commitment contained in the "Use of Proceeds" section of the Investment Agreement. Intel shall have the right not more than once every [***] to, directly or through an agent reasonably acceptable to Clearwire, examine such books, records and accounts, upon reasonable notice and during Clearwire's normal business hours, to verify Clearwire's reports on the amount of payments made to Intel under this Agreement, Clearwire's compliance with the terms and conditions of this Agreement and Clearwire's compliance with the terms and conditions of the "Use of Proceeds" section of the Investment Agreement.

          5.7.2 If any such examination discloses a shortfall or overpayment in the amounts due to Intel hereunder, the appropriate Party shall reimburse the other Party for the full amount of such shortfall or overpayment. Should the audit discover any errors or omissions by Clearwire which result in Clearwire underpaying Intel by more than [***] of the amounts due with respect to any particular month being audited, Clearwire shall reimburse Intel for the costs of such audit.




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          5.7.3 Should such examination disclose that Clearwire has materially failed to meet the conditions of the "Use of Proceeds" section contained in the Investment Agreement, Intel may terminate this Agreement for material breach and may exercise any other remedies available to Intel under this Agreement, the Investment Agreement or otherwise.

     5.8 CURRENCY. All Activation Fees, Access Fees and other payments to Intel hereunder shall be in United States Dollars. Payments based on transaction in currencies other than U.S. Dollars shall be converted to dollars according to the official rate of exchange for that currency, as published in the Wall Street Journal (Western Edition), on the last banking day of the calendar month in which the royalties accrued.

     5.9 WITHHOLDING TAX. All payments shall be made free and clear without deduction for any and all present and future taxes imposed by any taxing authority. In the event that Clearwire is prohibited by Law from making such payments unless such deductions are made or withheld therefrom, then Clearwire shall pay such additional amounts as are necessary in order that the net amounts received by Intel, after such deduction or withholding, equal the amounts which would have been received if such deduction or withholding had not occurred; provided, however, that no such additional amount shall be required to be paid if (i) Intel is entitled to claim a foreign or other tax credit with respect to such tax, (ii) such tax is an income, gross receipts or property tax that is the liability of Intel under the laws of the jurisdiction imposing such tax or (iii) such tax may be avoided by Intel or Clearwire, as applicable, providing the other with a resale or other certificate. In the event any tax or deduction is withheld from any payment, Clearwire shall promptly furnish Intel with a copy of an official tax receipt or other appropriate evidence of such taxes, including any taxes on any additional amounts paid pursuant to this Section 5.9. Anything in this Section 5.9 to the contrary notwithstanding, Intel shall be solely responsible for all income and franchise taxes imposed on it for payments received by it under this Agreement, as well as for sales and property taxes imposed upon it in connection with such payments. In the event that any tax or duty for which Clearwire is responsible for paying under this Section 5.9 is legally imposed initially on Intel or Intel is later assessed by any taxing authority, then Intel will be promptly reimbursed by Clearwire for such tax or duty plus any interest and penalties suffered by Intel with respect to such tax. Intel and Clearwire agree to cooperate in good faith to resolve any disagreement between them as to the applicability of any sales, use, stamp or value added tax to any payment and further agree to consult with each other and to work in good faith toward a joint resolution of any audit or similar proceeding in which any taxing authority seeks to impose any such tax on a payment called for under this Agreement. Clearwire agrees to pay all reasonable out-of-pocket expenses incurred by Intel in contesting the imposition by any taxing authority of any sales, use, stamp or value added tax on a payment called for by this Agreement. This clause shall survive the termination of this Agreement.

     5.10 LATE PAYMENT. Clearwire agrees that any payments required under the terms of this Agreement which are not paid when due will accrue interest at the prime lending rate established by Citibank, New York, commencing thirty (30) days after the due date as established by this Agreement. The right to collect interest on such late payments shall be in addition to any other rights that Intel may have.


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     5.11 FULFILLMENT OF RESPONSIBILITIES. The commercial relationships described in this Section 5 are contingent upon each Party's satisfaction of its other responsibilities identified in this Agreement.

     5.12 INTERNATIONAL COLLABORATION. Subject to applicable Law, the Parties may agree to develop [***] consistent with the terms and conditions of this Agreement.

6.   INTELLECTUAL PROPERTY.

     6.1 OWNERSHIP.

          6.1.1 BACKGROUND IP. Intel shall have exclusive ownership of Intel's Background IP, and Clearwire shall have exclusive ownership of Clearwire's Background IP.

          6.1.2 INTEL INVENTIONS AND CLEARWIRE INVENTIONS. Intel shall have exclusive ownership of Intel Inventions, and Clearwire shall have exclusive ownership of Clearwire Inventions.

          6.1.3 COLLABORATIVE DEVELOPMENT. The Parties acknowledge that they do not currently envision collaborative generation of inventions under this Agreement that will constitute Joint Inventions. In the event the Parties undertake collaborative development of such inventions, the Parties will establish an IP Review Board to determine ownership as between the Parties. In the event any disputes regarding ownership of such inventions cannot be resolved by the IP Review Board, the Parties will follow the procedure specified in
Section 13.2 below. [***], the Parties will define and mutually agree upon terms related to intellectual property rights related to that specific area of development.

     6.2 FILING OF PATENT APPLICATIONS. Intel, with respect to Intel Inventions, and Clearwire, with respect to Clearwire Inventions, shall have the exclusive right to file any patent applications arising from such Inventions anywhere in the world at its own sole expense, and shall thereafter own all such applications and any continuations, continuations-in-part, divisions, extensions, reissues and reexaminations of any such applications, as well as any patents resulting from such applications.

     6.3 COPYRIGHTS. Intel shall have copyright ownership of any Intel Inventions and any other software and documents it writes by itself or through its designated contractors during the term of this Agreement. Clearwire shall have copyright ownership of any Clearwire Inventions and any other software and documents it writes by itself or through its designated contractors during the term of this Agreement. Information generated jointly by the Parties that is copyrighted or copyrightable information and that is not an Intel Invention or Clearwire Invention shall be jointly owned copyright property of both Parties. Subject to the terms of Section 10 (Confidentiality) of this Agreement, such jointly owned copyright property may be reproduced, distributed, displayed, performed and made into derivatives or modified by either of the Parties without the consent of the




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other Party, but shall not be transferred, sold, or publicly distributed without the prior written consent of the other Party.

     6.4 TRADE SECRETS. To the extent that any information generated jointly by the Parties hereunder is not subject to a license to any Background IP held by the Parties provided in this Section 6, such information will be treated as the confidential, jointly owned trade secrets of both Parties and shall not be transferred, sold, or publicly disclosed or released without the prior written consent of the other Party.

     6.5 RECIPROCAL SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Clearwire grants to Intel a world-wide, non-transferable, royalty free, fully paid up, copyright license (without the right to sublicense) to reproduce and create derivative works of Clearwire Developmental Software, solely within Intel for its internal use and solely for the purpose of performing its obligations under this Agreement. Subject to the terms and conditions of this Agreement, Intel grants to Clearwire a world-wide, non-transferable, royalty free, fully paid up, copyright license (without the right to sublicense) to reproduce and create derivative works of Intel Developmental Software, solely within Clearwire for its internal use and solely for the purpose of performing its obligations under this Agreement.

     6.6 RECIPROCAL LICENSE TO JOINT INVENTIONS. Clearwire grants to Intel a world-wide, irrevocable, transferable, royalty-free, fully-paid perpetual license (with the right to sublicense) under Clearwire's copyrights and trade secrets (which have been disclosed to Intel in the performance of this Agreement), to reproduce, have reproduced, prepare and have prepared Derivatives of, translate, display, distribute and perform Joint Inventions, but only within the Intel Field of Use. Intel grants to Clearwire a world-wide, irrevocable, transferable, royalty-free, fully-paid perpetual license (with the right to sublicense) under Intel's copyrights and trade secrets (which have been disclosed to Clearwire in the performance of this Agreement), to reproduce, have reproduced, prepare and have prepared Derivatives of, translate, display and distribute Joint Inventions, but only within the Clearwire Field of Use.

     6.7 NO OTHER LICENSES. Except as provided herein, no license or other right is granted, by either Party to the other, by implication, estoppel or otherwise, under any patents, trade secrets, copyrights, or other Intellectual Property rights now or hereafter owned or controlled by such Party except for the licenses and rights expressly granted in this Agreement. Nothing contained in this Agreement shall be construed as:

          6.7.1 a warranty or representation by either Party as to the validity, enforceability, and/or scope of any Intellectual Property or Patent;

          6.7.2 a license or any other rights under any of Intel's Patent Rights or Intellectual Property rights or technical information related to any microprocessor (including, without limitation, coprocessors and embedded controllers), associated core logic device (including without limitation chipsets), flash memory or semiconductor process and manufacturing technology;

          6.7.3 imposing upon either Party any obligation to institute any suit or action for infringement of any Intellectual Property or Patent, or to defend any suit or action brought by a third


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Party which challenges or concerns the validity, enforceability, or scope of any
Intellectual Property or Patent;

          6.7.4 imposing on either Party any obligation to file any patent application or other Intellectual Property right application or registration or to secure or maintain in force any Patent or other Intellectual Property;

          6.7.5 a license to any of Intel's Background IP, Clearwire's Background IP, Intel Inventions or Clearwire Inventions;

          6.7.6 an obligation to furnish any technical information or know-how except as otherwise might be expressly required hereunder;

          6.7.7 conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party; or

          6.7.8 conferring by implication, estoppel or otherwise, upon any Party licensed hereunder, any license or other right under any Intellectual Property right or Patent Right except the licenses and rights expressly granted hereunder.

     6.8 LICENSING FREEDOM. Except as set forth in Section 6.3 above, each Party shall have the right to license independently to any third party any Intellectual Property rights arising from any Joint Inventions, any of its own Inventions and confidential information, whether or not made or created during the Collaboration. All royalties resulting from such licensing may be retained solely by the licensor, and there shall be no requirement for accounting to the other Party to this Agreement.

     6.9 FURTHER ASSURANCES.

          6.9.1 INSTRUMENTS AND DOCUMENTS. At any time or from time to time on and after the Effective Date, each Party shall, at the request of the other
Party: (a) deliver to the requesting Party such records, data or other documents consistent with this Agreement, (b) execute, and deliver or cause to be delivered, all such assignments or further instruments of transfer or license, and (c) take or cause to be taken all such other actions, as the other Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby. Specifically, at the request of a Party and at such Party's expense, the other Party shall execute, and deliver or cause to be delivered, all such instruments of transfer, and shall take or cause to be taken all such other actions as the other Party may reasonably deem necessary or desirable in order to carry out any assignment hereunder or perfect any rights in any Inventions or Joint Inventions. Any assigning Party further agrees that its obligation under this section, when it is in its power to do so, shall continue after the termination of this Agreement.

          6.9.2 ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Each Party shall take commercially reasonable and good faith measures to ensure that any Intellectual Property rights and Patent Rights of its employees as inventors of any Joint Invention will be explicitly assigned to that Party. This obligation includes an obligation to make commercially reasonable payments to its


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employees who invent any Joint Invention in order to acquire all Intellectual
Property rights and Patent Rights of such employees in such Joint Invention.

7.   WIMAX PATENT ALLIANCE, CLAIMS OF THIRD PARTY PATENT RIGHTS AND INJUNCTION

     7.1 WIMAX PATENT ALLIANCE. Intel will endeavor to create a patent alliance among holders of essential patents related to IEEE 802.16 based broadband wireless networks. Clearwire understands that this patent alliance is in the formative stage. In the event this formation of the patent alliance is successful, Clearwire will: (a) join the patent alliance under commercially reasonable terms and conditions; (b) contribute any essential patents to the patent alliance; (c) participate in the patent alliance as a licensee; (d) participate in the defensive mechanism and contribute applicable patents to the patent alliance; and (e) work with Intel to encourage its Mobile WiMAX Network vendors and suppliers to participate and adhere to patent alliance terms to obtain the benefits there under.

     7.2 CLAIMS OF THIRD PARTY PATENT RIGHTS.

          7.2.1 During the period of time that Intel receives Activation Fees as specified in Section 5.2.1 above, should Clearwire become subject to court ordered royalty obligations or a monetary judgment due to third party patent rights in the United States that are necessarily infringed by [***]

          7.2.2 [***]




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[***]

     7.3 INJUNCTION. In the event that Clearwire becomes subject to an injunction associated with its deployment or operation of the Clearwire Network and related services contemplated under this Agreement due to infringement of third party intellectual property rights, the specific obligations under this Agreement that are the subject of such injunction will be suspended to the minimum extent necessary for Clearwire to comply with such court ordered injunction but only after Clearwire has used its commercially reasonable efforts to meet the obligations under this Agreement and exhausted every reasonable legal option to oppose such injunction. Intel may participate in the defense of such action at its option, and at its expense. Clearwire will still be obligated to fully perform the other obligations contained in this Agreement, including those related to the deployment or operation of the Clearwire Network services that are not expressly the subject of any such injunction. Clearwire also agrees to work with Intel to explore other commercially reasonable alternatives in the event of any such injunction, such as licensing arrangements or modifying the network in such a way as to be non-infringing.

8.   REPRESENTATIONS AND WARRANTIES

     8.1 CLEARWIRE REPRESENTATIONS AND WARRANTIES. Clearwire hereby represents and warrants to Intel as follows:

          8.1.1 It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Clearwire of this Agreement, and the performance by Clearwire of its obligations hereunder have been duly authorized by all requisite action on the part of Clearwire. This Agreement has been duly executed and delivered by Clearwire, and (assuming due authorization, execution and delivery by Intel) this Agreement constitutes a legal, valid and binding obligation of Clearwire, enforceable against Clearwire in accordance with its terms.

          8.1.2 The execution, delivery and performance by Clearwire of this Agreement does not and will not (i) violate, conflict with or result in the breach of any provision of its organizational documents, (ii) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or business or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice of a lapse of time, or both, will become a default) under any agreement with a third party.

          8.1.3 Clearwire will comply in all material respects with all Laws, judgments and other directions or orders imposed by any Governmental Authority to which its activities under this Agreement are subject and will obtain and maintain all necessary licenses and certifications required for the performance of its obligations hereunder.

     8.2 INTEL REPRESENTATIONS AND WARRANTIES. Intel hereby represents and warrants to Clearwire as follows:



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          8.2.1 It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Intel of this Agreement, and the performance by Intel of its respective obligations hereunder have been duly authorized by all requisite action on the part of Intel. This Agreement has been duly executed and delivered by Intel, and (assuming, due authorization, execution and delivery by Clearwire) this Agreement constitutes a legal, valid and binding obligation of Intel, enforceable against Intel in accordance with their respective terms.

          8.2.2 The execution, delivery and performance by Intel of this Agreement does not and will not (i) violate, conflict with or result in the breach of any provision of its organizational documents, (ii) conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or business, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice of a lapse of time, or both, will become a default) under, any agreement with a third party.

          8.2.3 Intel will comply in all material respects with all Laws, judgments and other directions or orders imposed by any Governmental Authority to which its activities under this Agreement are subject, and will obtain and maintain all necessary licenses and certifications required for the performance of its obligations hereunder.

     8.3 DISCLAIMER. EXCEPT AS EXPLICITLY PROVIDED IN THIS ARTICLE, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIM, ANY WARRANTIES AS TO THE USEFULNESS, ACCURACY, RELIABILITY OR EFFECTIVENESS OF ANY SERVICES, OR THAT SUCH SERVICES WILL MEET THE NEEDS OF ANY PARTY. WITHOUT LIMITING THE FOREGOING, EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

9.   LIMITATION OF LIABILITY.

     EXCEPT AS EXPRESSLY PROVIDED FOR IN THE LIQUIDATED DAMAGES SECTION 3.5 ABOVE [***] IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10.  CONFIDENTIALITY AND PUBLICITY.

     All confidential or proprietary information and materials disclosed to the other Party hereunder shall be disclosed in accordance with the requirements of the Corporate Non-Disclosure Agreement ("CNDA"), No. 6061146, entered into between the Parties. Each Party agrees to maintain such confidential information in accordance with the terms of this Agreement and the CNDA and any other applicable, separate non-disclosure agreement between the Parties. At a




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minimum, each Party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats its own information of a similar nature, until the information becomes rightfully available to the public through no fault of the non-disclosing Party. Except as otherwise set forth in this Agreement, neither Party shall publish or use any advertising, sales promotion, press releases or publicity matters relating to this Agreement without the prior written approval of the other Party. Except as otherwise set forth in this Section and the Side Letter Agreement (dated as of the date herewith) between Clearwire Corporation and Intel Pacific Inc., neither Party shall publish or use any advertising, sales promotion, press releases or publicity matters relating to this Agreement without the prior written approval of the other Party.

11.  EXPORT LAWS.

     The disclosure and transfer of technical information by either Party under this Agreement shall be subject to the then-existing United States export control Laws and regulations, as may be applicable. Neither Party shall disclose, transmit, or export, directly or indirectly, any of such information disclosed to it by the other, or any direct product of such information, to or for use in any foreign country unless such disclosure, transmittal, or exportation is permitted by applicable law or shall have been authorized previously in an export license granted pursuant to any of such laws or regulations. As a condition to the export or re-export of any products derived from or containing Inventions, the exporting or re-exporting Party shall insure that the distribution and export/re-export of such product is in compliance with all Laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations.

12.  TERM, TERMINATION, AND SURVIVAL.

     12.1 TERM. This Agreement shall be effective on the Effective Date and shall continue until the seventh anniversary of the Effective Date unless otherwise terminated or extended by written agreement of the Parties. Notwithstanding anything to the contrary herein, should the Investment Agreement terminate pursuant to Section 8 thereof, the Parties acknowledge that this Agreement is immediately null and void.

     12.2 TERMINATION FOR BREACH. Subject to the Parties exhaustion of the dispute resolution process as set forth in Section 13.2, either Party may thereafter terminate this Agreement if:

          12.2.1 the other Party breaches any material provision of this Agreement (for purposes of this Agreement, a failure to pay any material amounts owing shall be considered a material breach) and fails to remedy such breach within thirty (30) days of the non-breaching Party's written notice of such breach (or, if such breach cannot be remedied in that time, failure to commence remedial procedures reasonably satisfactory to the non-breaching Party); or

          12.2.2 the other Party dissolves, becomes insolvent or makes a general assignment for the benefit of its creditors; or

          12.2.3 a voluntary or involuntary petition or proceeding is commenced by or against the other Party under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of the rights of creditors, or any other insolvency or


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bankruptcy proceeding or other similar proceeding for the settlement of the other Party's debt is instituted; or a receiver of all or substantially all of the property of the other Party is appointed.

          12.2.4 Except as expressly limited by this Agreement, termination of this Agreement under this Section 12.2 will be without prejudice to any other remedy that may be available to a Party under applicable law.

     12.3 TERMINATION FOR CONVENIENCE. In the event that the net Subscriber activations do not meet 100% of the Base Subscriber Level beginning in 2011 as specified in the attached Exhibit A hereto, then Intel shall have the right, in its sole discretion, to terminate this Agreement for convenience upon three months advance written notice. In the event that there is no commercially available Mobile WiMAX Network infrastructure equipment on a timely basis to enable Clearwire to meet the schedule specified herein, then the time for termination for convenience will be adjusted by a time period equal to such availability of such infrastructure equipment.

     12.4 SURVIVAL. Except as otherwise stated in this Agreement, this Section
12.4 and Sections 1., 5.2.1, 5.2.3, 5.4.2, 5.7, 5.8, 5.9, 5.10, 6, 8, 9, 10, 11
and 13, and any other legal obligation created hereby which by its terms would survive termination, shall survive the expiration or termination of this Agreement by either Party for any reason. Notwithstanding the foregoing, Sections 5.2.1 and 5.2.3 survive any expiration or termination of this Agreement except in the event of a termination of this Agreement by Intel for its convenience pursuant to Section 12.3 above or a termination of this Agreement by Clearwire in the event of an uncured material breach by Intel hereunder.

13.  GENERAL.

     13.1 GOVERNING LAW. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts or state courts located in Delaware, without regard to principles of conflict of laws.

     13.2 DISPUTE RESOLUTION. All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both Parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty days after such written notification, the Parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation, including referral to the National Patent Board. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either Party may begin litigation proceedings.

     13.3 ASSIGNMENT AND CHANGE OF CONTROL.

          13.3.1 ASSIGNMENT. Neither Party may sell, transfer, assign, subcontract or delegate (collectively, "Transfer") in whole or in part this Agreement (whether by operation of law or otherwise), or any rights, duties, obligations or liabilities under this Agreement, without the prior written consent of the other Party, which consent may be withheld in such Party's sole and absolute discretion. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each Party's permitted successors and permitted assigns. Any Transfer in contravention of this


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                                  CONFIDENTIAL

Section 13.3 will be null and void. For purposes of this Agreement, any Change of Control (as defined below) involving a Party, including without limitation, a Change of Control pursuant to which the contracting Parties to this Agreement remain unchanged, shall be deemed a Transfer by such Party.

          13.3.2 CHANGE OF CONTROL.

          13.3.2.1 ASSIGNMENT UPON CHANGE OF CONTROL. Notwithstanding the provisions of Section 13.3.1, a Party may Transfer this Agreement, and all of the rights, duties, obligations and liabilities hereunder, in a Change of Control (as defined below) provided that:

          (i) the Party undergoing the Change of Control (the "Change of Control Party") must comply with the provisions of Section 13.3.2.2 below; and

          (ii) with respect to a Change of Control of Clearwire, the prior written consent of Intel (which consent may be withheld in Intel's sole and absolute discretion) to such Transfer is required if the other party to the Change of Control (the "Acquiror") is (1) [***] or any Affiliate (as defined below) of [***] or any entity that has acquired substantially all of the assets or business of [***] or (2) [***] or any Affiliate of such a third party; and

          (iii) subject to Section 13.3.2.1(iv) and Section 13.3.2.3, with respect to a Change of Control of Clearwire, the contracting party to this Agreement following such Change of Control expressly agrees in writing to assume this Agreement and all of the rights, duties, obligations and liabilities hereunder, including without limitation, the obligations under Section 5.2; and

          (iv) if the Acquiror or any affiliate of the Acquiror [***], then Intel shall have the right, at its sole and absolute discretion, but not the obligation, to either [***] Intel may exercise this right, if at all, by providing written notice, to Clearwire within thirty (30) days following receipt of the Notice (as defined below) and prior to the Transfer upon the Change of Control, [***] which notice by Intel [***]. Clearwire, [***], and Intel shall execute and deliver any documentation as may be reasonably necessary or requested to reflect or effect any election that Intel may make pursuant to the terms of this Section 13.3.2.1(iv).

          13.3.2.2 NOTICE. Prior to entering into, effecting, permitting or approving any transaction that would result in a Change of Control, the Change of Control Party shall give the other Party written notice of such event (the "Notice"). The Notice shall describe in reasonable detail the proposed terms of the transaction or transactions that would constitute a Change of Control and shall identify each "person" or "group" (as such terms are used in Sections 13(d) and




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14(d) of the Exchange Act) that is a party to such transaction or transactions and each "person" or "group" that is, or is proposed to become, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Change of Control Party or of any such person or group, directly or indirectly. The Notice shall be delivered as soon as practicable but no later than [***] after the date the Change of Control Party first approves or agrees to such offer or proposed Change of Control and in any case at least [***] before the closing of such Change of Control. The Change of Control Party also shall notify the other Party of (1) any material changes relating to the Change of Control prior to the consummation of such Change of Control, and (2) the consummation of any Change of Control. If the Change of Control Party enters into an exclusivity or "no-shop" arrangement or agreement or confidentiality agreement in connection with a proposed Change of Control, such exclusivity or "no-shop" arrangement or agreement or confidentiality agreement shall contain an exception permitting the Change of Control Party to provide the Notice and other information required pursuant to this Section 13.3. The Change of Control Party shall provide to the other Party any and all information reasonably requested by such other Party relating to such Change of Control or any person or group that is a party thereto or that is a beneficial owner, directly or indirectly, of any such person or group. The Party receiving the notice or information hereunder agrees to keep strictly confidential any such notice or other information received pursuant to this Section 13.4.

          13.3.2.3 LIMITATIONS. Subject to the provisions of this Section 13.3, if Intel expressly agrees in writing to any Transfer in whole or in part of this Agreement (whether by operation of law or otherwise), or any rights, duties, obligations or liabilities under this Agreement, or upon any permitted Transfer as a result of any Change of Control of Clearwire under and subject to Section 13.3.2:

          (i) the following provisions of this Agreement shall terminate (unless otherwise agreed to in writing by Intel) effective as of the consummation of a Change of Control of Clearwire, and such provisions shall have no further force or effect: [***] and

          (ii) this Agreement shall be automatically amended, without any further action required on the part of any Party or any third party, to add the following provision as Section 13.14 of this Agreement:

          "13.14 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each Party acknowledges (1) that it will be impossible to measure in money the damage to Intel if Clearwire and/or its successors or assigns (collectively, the "Breaching Party") or any legal representative of the Breaching Party breaches or otherwise fails to comply with any of the provisions of this Agreement, and (2) that in the event of any such breach or failure, Intel will suffer irreparable harm and will not have an adequate remedy at law or in damages. Accordingly, the Parties agree that in the event of a breach or threatened breach by the Breaching Party or other failure of the Breaching Party to comply with any of the provisions of this Agreement, Intel shall be entitled to specific performance of each of the terms of this Agreement and to preliminary and permanent injunctive relief (without the requirement of the posting of a bond or other security), from any court of competent jurisdiction, to enforce the terms of this Agreement and restrain the Breaching Party from violating the provisions of this Agreement, and the Breaching Party hereby waives any defense thereto, including,




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          without limitation, the defenses of availability of relief in damages.
          Nothing herein contained shall be construed as prohibiting Intel from pursuing any other remedies available to it for such breach or threatened breach, including without limitation, the recovery of damages from Breaching Party. In the event of any breach of this Agreement, Intel shall have the right and remedy, in addition to any other rights and remedies it may have, to require Breaching Party to account for and pay to Intel all consideration, profits, monies, accruals, increments or other benefits (collectively, the "BENEFITS") derived or received by Breaching Party as the result of any transactions constituting a breach of any of the provisions of this Agreement, and Breaching Party hereby agrees to account for and pay over such Benefits to Intel. In the event that it is necessary to make a determination of any damages resulting from a breach of this Agreement, the amount of such damages shall not be determined based upon any cash payment made by Intel to Breaching Party, and the parties hereby acknowledge that damages resulting from a breach of this Agreement may, under certain circumstances, be higher than any cash amounts paid by Intel to Breaching Party."

Unless otherwise expressly agreed to in writing by Intel, and except as expressly provided in this Section 13.3, all other provisions of this Agreement, other than the provisions enumerated in the immediately preceding sentence, shall remain in full force and effect following any such Transfer with respect to which Intel has affirmatively agreed in writing to assign this Agreement or as otherwise permitted upon a Change of Control of Clearwire pursuant to Section 13.3.2.

          13.3.2.3 [***]

          13.3.3 NO CIRCUMVENTION. Neither of the Parties shall enter into, effect, consent to or approve of any transaction designed to circumvent the provisions of this Section 13.3, and any attempt to do so shall be deemed a breach of this Agreement by such Party.

          13.3.4 DEFINITIONS.

          (i) "Affiliate" shall mean any Party that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with another Party.

          (ii) "Change of Control" of a Party shall mean the occurrence or existence of any of the following events or circumstances, whether accomplished directly or indirectly, or in one or a series of related transactions:

               (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than [***] of the



                                       24

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                    total voting power of the outstanding capital stock of such
                    Party; provided, that, this provision shall not be applicable to the beneficial ownership or acquisition by Eagle River Holdings, LLC and/or Intel (or their respective Affiliates) of capital stock of Clearwire;

               (B) such Party merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another person and, immediately after giving effect to such transaction, less than [***] of the total voting power of the outstanding capital stock of the surviving or resulting person is "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of such Party immediately prior to such transaction;

               (C) in one transaction or a series of related transactions, such Party, directly or indirectly (including through one or more of its subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including capital stock of subsidiaries) of such Party, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of subsidiaries) by such Party or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of such Party (an "Asset Acquisition");

               (D) solely with respect to Clearwire, in one transaction or a series of related transactions, Clearwire, directly or indirectly (including through one or more of its subsidiaries and including through any liquidation or dissolution) sells, assigns, conveys, transfers, leases or otherwise disposes of, a majority of Clearwire's assets or properties (including capital stock of subsidiaries) relating to Clearwire's WiMAX business, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of subsidiaries) by Clearwire or any of its subsidiaries to any direct or indirect wholly-owned subsidiary of Clearwire (a "WiMAX Asset Acquisition");

               (E) during [***] individuals who at the beginning of such period constituted the Board of Directors of such Party (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of such Party was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period, other than in connection with a transaction described in (A),




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                    (B), (C) or (D) above cease for any reason to constitute a majority of the Board of Directors of such Party then in office;

               (F) the adoption of any plan for the liquidation or dissolution of such Party, other than in connection with a reorganization or similar transaction in which the holders of the voting stock of such Party immediately prior to such transaction continue to represent more than [***] of the combined voting power of the surviving entity immediately after giving effect to such transaction (a "Liquidation");

               (G) solely with respect to Clearwire, any Change of Control of Eagle River Holdings, LLC or any entity that directly or indirectly controls Eagle River Holdings, LLC; provided, however, that a change in ownership of Eagle River Holdings, LLC or any entity that directly or indirectly controls Eagle River Holdings, LLC resulting solely and directly as a result of the death or incapacity of Craig McCaw (but not any subsequent change in ownership) shall not be deemed a Change of Control hereunder; or

               (H) solely with respect to Clearwire, (x) the beneficial ownership, directly or indirectly, by Eagle River Holdings, LLC and Intel, together with their respective Affiliates, of Clearwire decreases to a level such that a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of a higher percentage of the total voting power of the outstanding capital stock of Clearwire than the percentage of the combined voting power of the outstanding capital stock beneficially owned by (I) McCaw and his Affiliates and
                    (II) Intel and its Affiliates.

          (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     13.4 RELATIONSHIP OF PARTIES. The Parties are independent contractors. No Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between the Parties. Each Party may have similar agreements with others provided such agreements do not conflict with this Agreement. Except as otherwise expressly provided for in this Agreement, each Party may design, develop, manufacture, acquire or market competitive products and services, and conduct its business in whatever way it chooses. Neither Party is obligated to announce or market any products or services or commercialize any Technology or Inventions. Unless specifically indicated otherwise in this Agreement, each Party will independently establish prices for its products and services.




                                       26

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                                  CONFIDENTIAL

     13.5 ENTIRE AGREEMENT. The terms and conditions of this Agreement, including its Exhibits, together with the CNDA, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of each Party.

     13.6 NOTICES. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, to the address specified below. Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Any Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

     If to Clearwire:                If to Intel:

     Clearwire Corporation           Intel Corporation
     5808 Lake Washington Blvd. NE   Attn: General Counsel
     Suite 300                       2200 Mission College Blvd.
     Kirkland, WA 98033              Santa Clara, CA 95052
     Attn.: General Counsel          United States of America


     with a copy to:                 with a copy to:

     Davis Wright Tremaine LLP       Intel Post Contract Management
     2600 Century Square             2111 N.E 25th Ave.
     1501 Fourth Avenue              Hillsboro, OR 97124
     Seattle, WA 98101               United States of America
     Attn: Julie Weston

     13.7 WAIVER. Failure by any Party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

     13.8 SEVERABILITY. If any provision of this Agreement is determined by a court to be unenforceable, the Parties will deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by Law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

     13.9 RIGHTS AND REMEDIES. The rights and remedies of the Parties herein are in addition to any other rights and remedies provided by law or in equity.

     13.10 TAXES. Each Party shall be responsible for the payment of its own tax liability arising from this transaction.

                                  CONFIDENTIAL

     13.11 CONFIDENTIALITY OF TERMS. The Parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except with prior written notice to the other Party in the following limited circumstances:

          13.11.1 with the prior written consent of the other Party;

          13.11.2 to any governmental body having jurisdiction to call therefore;

          13.11.3 subject to Section 13.11.4 below, as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters;

          13.11.4 during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating Parties and so long as (i) the restrictions are embodied in a court-entered protective order and (ii) the disclosing Party informs the other Party in writing at least ten (10) days in advance of the disclosure; or

          13.11.5 in confidence to legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions.

     13.12 COMPLIANCE WITH LAWS. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Parties hereto shall be subject to all laws, present and future, of any Governmental Authority having jurisdiction over the Parties, and to orders, regulations, directions or requests of any such Governmental Authority.

     13.13 FORCE MAJEURE. The Parties shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, fires, floods, acts of God, or any causes of like or different kind beyond the control of the Parties.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the date below written.

INTEL CORPORATION                       CLEARWIRE CORPORATION


/s/ Arvind Sodhani                      /s/ Benjamin G. Wolff
-------------------------------------   ----------------------------------------
Signature                               Signature

Arvind Sodhani                          Benjamin G. Wolff
Printed Name                            Printed Name

Senior Vice President                   Co-Chief Executive Officer
Title                                   Title

June 28, 2006                           June 28, 2006
Date                                    Date


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                                  CONFIDENTIAL

                                    EXHIBIT A

1.   NETWORK DEPLOYMENT SCHEDULE

This table is subject to the Technical Performance Criteria defined in Exhibit B

A more detailed plan to achieve the POPs Covered will be provided by Clearwire to add as attachment to this Exhibit.

MILESTONE #   DATE   MILESTONE
-----------   ----   ---------
[***]         [***]  [***]

a) Contingencies for Intel Milestones

     (i)  Milestone 2: The Parties will conduct a [***]

          -    [***]




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                                  CONFIDENTIAL

     (ii) Milestone 6: [***]

          -    [***]

2. PERFORMANCE NOTEBOOK PERSONAL COMPUTER [***]

The [***] are show in the table below and will be contingent on the Clearwire Network deployment and [***] as described below.

[***]

a) [***]

b) [***]

Notes:

1. [***]




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                                  CONFIDENTIAL

3. [***]

Milestone: POPs Covered with
Mobile WiMAX Network           Timing
----------------------------   ------
[***]                          [***]
[***]                          [***]
[***]                          [***]
[***]                          [***]
[***]                          [***]

4. BASE SUBSCRIBER LEVEL

END OF YEAR (BASED ON [***]
INTEGRATED SERVICES LAUNCH)   2008   2009   2010   2011   2012
---------------------------   ----   ----   ----   ----   ----
[***]                         [***]  [***]  [***]  [***]  [***]

END OF YEAR (BASED ON [***]
INTEGRATED SERVICES LAUNCH)   2013   2014   2015   2016   2017
---------------------------   ----   ----   ----   ----   ----
[***]                         [***]  [***]  [***]  [***]  [***]




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                                  CONFIDENTIAL

                                    EXHIBIT B
                     TECHNICAL PERFORMANCE CRITERIA DOCUMENT

This inserts at a Milestone that has sometimes been labeled "Joint Review of Technology Trial Results. [***]

TECHNOLOGY TRIAL

     -    [***]

     -    [***]

     -    [***]

     -    [***]

EXIT CRITERIA

     -    [***]

          -    [***]

               -    [***]

               -    [***]

               -    [***]

               -    [***]

     -    [***]

This inserts at a Milestone that has sometimes been labeled "Joint Review of Field Trial and Systems Performance Testing Results. [***]"

SYSTEM PERFORMANCE TEST

[***]




                                       32

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                                  CONFIDENTIAL

                                     [***]

                                  CONFIDENTIAL

                                     [***]

                                  CONFIDENTIAL

[***]

[***]

Tests will be conducted by first performing the test on the Expedience then turning off the Expedience infrastructure and activating the Mobile WiMax Network infrastructure and performing the test then performing the next test on Mobile WiMax Network then turning off the Mobile WiMax Network infrastructure and repeating the test and so on until all tests are done.

No later than [***] after successful completion of the first Wave 2 tests as defined above, the overall spectral efficiency of the network will deliver [***] given a mix of traffic, devices and services on a loaded network.

Clearwire and Intel will jointly develop a detailed test plan to cover technology and field test based on the scope of the tests outlined in the above paragraphs. Both companies will jointly conduct the tests, along with Clearwire's infrastructure vendor. Failed tests will be repeated until performance objectives are met. Remediation of Mobile WiMax failures is the responsibility of Clearwire's infrastructure vendor. Once all tests are passed, commercial system rollout may begin.

Tests will be defined at stages prior to this final set of tests so that system performance issues may be detected and remediated as early as possible in the schedule.




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                                  CONFIDENTIAL

                                   Exhibit C
                    Existing Tier 1 Deployments of Clearwire

[***]




                                       36